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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 20, 2000


                                webMethods, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




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
Delaware                                          00-115681                                54-1807654
----------------------------                      ------------------------                 -----------------------------
(State of Other Jurisdiction                      (Commission File Number)                 (IRS Employer Identification Number)
of Incorporation)


3930 Pender Drive
Fairfax, Virginia                                                                          22030
----------------------------                                                               -----------------------------
(Address of Principal Executive Offices)                                                   (Zip Code)
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
Registrant's Telephone Number, including Area Code:                          (703) 460-2500
                                                                             --------------
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                             3877 Fairfax Ridge Road
                                  Fourth Floor
                                Fairfax, Virginia
                         -----------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.                 Other Events

            On May 20, 2000, webMethods, Inc., a Delaware corporation
("webMethods"), entered into an Agreement and Plan of Merger, dated as of May
20, 2000 (the "Merger Agreement"), by and among webMethods, Wolf Acquisition,
Inc., a Delaware corporation that is a wholly owned subsidiary of webMethods
("Merger Sub"), and Active Software, Inc., a Delaware corporation ("Active").
Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Active, with Active surviving as a wholly owned subsidiary of webMethods (the "Merger"). As more specifically set forth in the Merger
Agreement, each issued and outstanding share of Active's common stock, par value
$0.001 per share (the "Active Common Stock"), will be converted into 0.527 fully paid and non-assessable shares of webMethods common stock, par value $0.01 per share (the "webMethods Common Stock"). All outstanding options to purchase
Active Common Stock, as well as the plans under which the options were granted, will be assumed by webMethods.

            The Merger is intended to be treated as a tax-free reorganization for federal income tax purposes and to be accounted for as a pooling-of-interests transaction. Under the Merger Agreement, webMethods has agreed to take all necessary action to appoint R. James Green, the Chief
Executive Officer of Active, and one other person, as mutually determined by webMethods and Active, to webMethod's Board of Directors upon consummation of the Merger.

            The closing of the Merger is subject to a number of conditions, including (i) adoption of the Merger Agreement by the stockholders of Active,
(ii) approval of the issuance of the shares of webMethods Common Stock pursuant to the Merger by the stockholders of webMethods and (iii) expiration of applicable waiting periods or obtaining approvals under the Hart-Scott-Rodino
Antitrust Improvements Act. In connection with the Merger Agreement, certain stockholders of Active have entered into a Stockholders Agreement and Irrevocable Proxy with webMethods pursuant to which the stockholders agreed to vote their shares of Active Common Stock in favor of adoption of the Merger
Agreement and/or granted to webMethods an irrevocable proxy to vote such stockholders' shares of Active Common Stock in favor of adoption of the Merger
Agreement. In connection with the Merger Agreement, certain stockholders of webMethods have entered into a Voting Agreement with Active pursuant to which the stockholders agreed to vote their shares of webMethods Common Stock in favor of approval of the issuance of the shares of webMethods Common Stock pursuant to the Merger and/or granted to Active an irrevocable proxy to vote such stockholders' shares of webMethods Common Stock in favor or approval of the issuance of the shares of webMethods Common Stock pursuant to the Merger.

            In connection with the Merger, webMethods and Active have also entered into a reseller agreement in which Active grants to webMethods the right to use, reproduce, and distribute Active's technology. The Strategic
Relationship Agreement became effective on May 20, 2000.

            The Merger Agreement and the Voting Agreement are attached as Exhibits 2.1 and 9.1, respectively. The joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1.



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All exhibits are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the exhibits.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)          Exhibits


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
Exhibit Number                              Exhibit
--------------                              -------
2.1                                         Agreement and Plan of Merger, dated as of May 20, 2000, by and among
                                            webMethods, Inc., Wolf Acquisition, Inc. and Active Software, Inc.

9.1                                         Voting Agreement, dated as of May 20, 2000, among Active Software, Inc. and the several stockholders of webMethods, Inc. as listed therein

99.1                                        Joint Press Release Dated May 22, 2000
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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                webMethods, Inc.


                                By:    /s/ Mary Dridi
                                       -----------------------
                                       Chief Financial Officer





Dated:         May 23, 2000


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                                INDEX TO EXHIBITS



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
Exhibit Number                                 Exhibit
--------------                                 -------
2.1                                            Agreement and Plan of Merger, dated as of May 20, 2000, by and among
                                               webMethods, Inc., Wolf Acquisition, Inc. and Active Software, Inc.

9.1                                            Voting Agreement, dated as of May 20, 2000, among Active Software, Inc.
                                               and the several stockholders of webMethods, Inc. as listed therein

99.1                                           Joint Press Release Dated May 22, 2000
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